Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-284021) on Form S-1 of Abpro Holdings, Inc. of our report dated April 15, 2025, relating to the consolidated financial statements of Abpro Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

April 23, 2025